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                                                                 Exhibit 10.19


          "Chromtec" cladded wheel Purchase Supply and Assembly Agreement


PURCHASE, SUPPLY AND ASSEMBLY AGREEMENT, dated as of January 15, 1998. (the "Agreement"), between ACCURIDE CORPORATION, a Delaware corporation with offices at Henderson, Kentucky ("Accuride"), and LACKS INDUSTRIES, INC., a [Michigan] corporation with offices at Southfield, Michigan ("Lacks" and, together with Accuride, the "Parties").

                                      RECITALS

     A. Lacks manufactures plastic cladding for steel wheels and has developed a patented process of applying plastic cladding to steel wheels under the name "CHROMTEC".

     B. Accuride manufactures PN-96/UN-93 and UN-173 steel wheels and sells such wheels to Ford Motor Company ("Ford") for Ford trucks (the "Wheels").

     C. Accuride and Lacks desire that Lacks will apply CHROMTEC plastic cladding and adhesive or bonding agent ("Cladding") to Wheels supplied by Accuride, for sale by Accuride to Ford (Wheels with the Cladding applied are referred to herein as "Cladded Wheels").

     IN CONSIDERATION OF the mutual covenants contained herein, the Parties agree as follows:

                       ARTICLE I--ASSEMBLY OF CLADDED WHEELS

1.1 Application of Cladding: Lacks shall apply Cladding to all Wheels shipped to Lacks by Accuride that are to be sold by Accuride to Ford as Cladded Wheels pursuant to an agreement or agreements between Ford and Accuride.

1.2 Statement of Work: In order to comply with all ISO & QS-9000 requirements (the "ISO & QS-9000 Requirements"), Lacks and Accuride have jointly developed and agreed upon a Statement of Work as set forth on
Schedule 1 attached hereto (the

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"Statement of Work").  The Statement of Work includes, but is not limited to, the following areas:

-    General Program Description
-    Program Objectives / Assumptions
-    Program Timing
- Responsibilities for Design and Development (with designations for Lead, Support and Verification)


The Parties hereby agree to abide by and carry out all of the terms and conditions set forth in the Statement of Work. Notwithstanding the preceding sentence, the terms of this Agreement will control and displace any inconsistent provision of the Statement of Work.

1.3 Tooling: Accuride and Ford have authorized the acquisition of all the required tooling to produce, plate and apply the Cladding to the Wheels (the "Tooling") have been issued. All the funds required for the tooling have been paid by Ford and are subject to Ford Supply Practice 35 as set forth on Schedule 2 attached hereto ("Ford Supply Practice 35"). Lacks must insure the Tooling to general industrry practices and maintain the Tooling (i) in excellent repair,
(ii) in good working order, and (iii) in accordance with Ford Supply Practice
35. Lacks hereby represents and warrants that, no lien or encumbrance exists on the tooling, it has no loan or other obligation that would purport to create any lien or encumbrance on the Tooling, and it will incur no such obligation. Lacks must use the Tooling exclusively for applying the Cladding to Wheels and may not use the Tooling for cladding any other wheels.

1.4 Quality Parameters: The Cladded Wheels as delivered to Ford by Lacks, including but not limited to the assembly of the Cladded Wheels, shall meet and be in accordance with (i) the Statement of Work, (ii) ISO & QS-9000 Requirements, and (iii) Ford's design and product specification XL34-1015-CA (for PN-96/UN-93 Wheels) and XL 74-1015-AA (for UN-173 Wheels) and subsequent design revisions, previously furnished to Lacks, as the same may be revised from time to time by Ford ("Ford's Design and Product Specifications"). Lacks may at no time alter Ford's Design and Product Specifications without prior written consent from Ford and Accuride. Lacks shall assure that each shipment of Cladded Wheels to Ford adheres to (i) the Statement of Work, (ii) the ISO & QS-9000 Requirements, and (iii) Ford's Design and Product Specifications.

1.5 Delivery Performance: Lacks shall deliver Cladded Wheels to Ford in accordance with (i) the delivery times specified in Accuride's QS-9000 procedure
4.6 as set forth on Schedule 3 attached hereto, and (ii) any delivery notices or release orders Accuride may provide to Lacks in agreement with Lacks' process timing requirements which shall at no time exceed four (4) weeks. Lacks requests copies of Ford' 830 and 862 releases.

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1.6  Freight:   Lacks will dispatch and ship the Cladded Wheels to the
     plant designated by Ford, F.O.B. Grand Rapids, Michigan, unless the delivery location is otherwise specified in writing (i) by Accuride's Project Coordinator (as defined in Section 1.10 of this Agreement), (ii) by an Accuride delivery notice or release order or (iii) by Ford.


 1.6.1 Premium Freight: In the event Lacks fails to meet the delivery times specified in sections 1.5 (I) and (ii) of this agreement ("Delivery Delays"), Lacks will absorb the premium freight expenditures associated with such delivery delays, and will indemnify Accuride for any premium freight expenditures paid by Accuride assocated with Delivery Delays.

1. 7   Advance Shipping Notices:  In accordance with Accuride QS-9000 procedures as set forth on Schedule 4 attached hereto, Lacks will submit if feasible, advance shipping notices ("ASNs") via Electronic Data Exchange ("EDI") to [Ford] within thirty (30) minutes after shipping the Cladded Wheels to the Ford location specified in Section 1.6 of this Agreement.

1.8 Pricing: The purchase price to be paid by Accuride to Lacks for each Cladded Wheel to be delivered hereunder (the "Purchase Price") shall be set forth on Schedule 5 attached hereto.

1.9 Packaging: Accuride will provide all Wheels to Lacks on plastic pallets. Lacks will use the same plastic pallets to deliver the Cladded Wheels to Ford at the location specified in Section 1.6 of this Agreement. Lacks will at its expense load and band the pallets with Cladded Wheels to be delivered to Ford and will do so in (i) a safe and protective manner, and (ii) the same manner as Lacks received the Wheels from Accuride.

1.10 Project Coordinator: Accuride will assign a project coordinator who will manage the flow of Wheels and information (the "Project Coordinator"). At the Project Coordinator's request, Lacks will provide on the 30th.of each month to the Project Coordinator in writing a monthly inventory reconciliation of Wheels at Lacks site. In the event that Lacks cannot account for all of the Wheels, Accuride will invoice Lacks, and Lacks agrees to pay within sixty (60) days of the date of the invoice, $24.90 for each unaccounted for Wheel (allowing for 3% scrap allowance), as the Parties will assume that Lacks has lost the unaccounted for Wheels due to assembly difficulties.

1.11 Annual Inventory Audit: Once a year, at Accuride's request, Lacks shall afford Accuride and its representatives (including Accuride's accountants) reasonable access, during reasonable business hours, for a reasonable number of days, to Lacks' premises, for the purpose of auditing Lacks' inventory of Wheels and Cladded Wheels

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for the period since the date of this Agreement or since Accuride's last audit, whichever is later.

1.12 Periodic Quality Audit: At Accuride's request, and at times chosen by Accuride, Lacks shall afford Accuride and Ford and their representatives reasonable access, during reasonable business hours, for a reasonable number of days, to Lacks's premises, books, records, data, personnel, Tooling, Cladded Wheels and inventory relating to Lacks' obligations under this Agreement, for the purpose of determining whether the Cladded Wheels and the Tooling conform to the requirements specified in this Agreement. Within the audit Accuride personnel must adhere to Lacks' proprietary guidelines.

1.13 Ownership of Wheels: Lacks will have no title or interest in any Cladded Wheels (other than to receive payment of the Purchase Price as provided hereunder) or in any Wheels sent to Lacks for assembly, and Accuride will at all times be the exclusive owner thereof. Lacks hereby represents and warrants that it has no loan or other obligation that would purport to create any lien or encumbrance on any Cladded Wheels or Wheels sent to Lacks for assembly, and it will incur no such obligation.

                  ARTICLE II--WARRANTIES; INDEMNIFICATION

2.1  Warranties:

Lacks hereby represents and warrants to Accuride that at the time of delivery of Cladded Wheels to Ford, the Cladding on the Cladded Wheels will be free from all defects of whatever nature and shall meet (i) the Statement of Work, (ii) the ISO & QS-9000 Requirements, and (iii) Ford's Design and Product Specifications ("Lacks's Warranty").

2.2  Repair & Replacement:

Accuride and Lacks have agreed to agree upon a Repair & Replacement procedure within 12 weeks after this agreement takes effect.


2.3 Product Recall Programs: In the event of a product re-call, Accuride, as the Tier 1 supplier, will be responsible for the coordination of all the activities. Any such recall must be in accordance with the National Traffic Motor Safety Act of 1966, and regulations pursuant thereto, as the same may be amended from time to time. During such an occurrence, Accuride shall advise Lacks of the actions it plans to take in administering such program and shall, at Accuride's sole option, incorporate suggestions from Lacks if practicable. Accuride shall bear the cost of any such programs except that Lacks shall bear any such costs covered by its indemnities and obligations contained in this Agreement or otherwise arising out of or resulting from any inaccuracy in or failure of (or alleged inaccuracy in or failure of) a Cladded Wheel to

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conform to Lacks' Warranty.  In the event that Accuride reasonably believes that the cost of such program is Lacks' responsibility, it shall so notify Lacks and invoice Lacks for the related costs; provided that the failure to provide such notice shall not release Lacks from its obligation unless Lacks shall be materially prejudiced thereby. Lacks shall be entitled, at its own expense, to participate in any such program for which it is to pay the cost.

2.4 Third Party Products Liability Claims: Lacks will indemnify, defend and hold harmless Accuride from and against any and all demands, claims, actions, suits and proceedings, together with all costs and expenses (including reasonable attorney's fees and disbursements) of every kind, nature or description relating thereto, asserted or brought by a third party for injury to person or property (collectively, "Claims"), to the extent that such Claims arise out of, relate to, or result from (i) any actual or alleged inaccuracy in, or any actual or alleged failure of, a Cladded Wheel to conform to Lacks' Warranty, or (ii) any actual or alleged failure of Lacks to perform its obligations under Section 2.2 of this Agreement. Accuride will administer any warranties with Ford. Accuride will review the warranty claims at the appropriate Ford location and make disposal on said claim upon consultation with Lacks, provided, however, that after consultation with Lacks, Accuride has the sole disctretion as to the disposal of warranty claims. (The word "alleged" as set forth in the within paragraph shall be interpreted so as to require substantive proof from the manufacturer or third party".)

2.5 Accuride's Indemnity: Accuride will indemnify, defend and hold harmless Lacks from and against any and all claims not covered by Lacks' indemnity under
Section 2.4 to the extent that such Claims arise out of or result from any alleged defect in the Wheel itself, exclusive of the Cladding or any adhesive used to apply the Cladding.

2.6 Patent Infringement Indemnification: Lacks will indemnify, defend and hold harmless Accuride from and against any and all Claims incurred in any suit brought against Accuride for infringement of any patent or other right relating to the Cladding on a Cladded Wheel or the application of such Cladding.

                          ARTICLE III--ARBITRATION


2.7 Indemnification Procedures: (a) In the event of any Claim that is subject to indemnification under Sections 2.4, 2.5 or 2.6 that is not also covered by Section 2.3, the Party claiming the right to indemnity (the "Indemnitee") shall promptly notify the indemnifying Party (the "Indemnitor") or the Claim for which it is seeking indemnification; provided that the failure to provide such notice shall not release the Indemnitor from any of its indemnification obligations unless the Indemnitor shall be materially prejudiced thereby. Accuride will undertake the defense of any such Claim by counsel of its own choosing, at the expense of Lacks if Lacks is the Indemnitor. If Lacks is the Indemnitor, Accuride shall advise Lacks of the counsel Accuride is using to defend the Claim and shall consider any suggestion for the use of different counsel

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made by Lacks and Lacks may, by notice to Accuride, assume the defense of such Claim by counsel reasonably satisfactory to Accuride.

(b) In the event that Accuride, within a reasonable time after notice of a Claim against Lacks covered by Section 2.5 , fails to undertake the defense of such Claim, Lacks (upon further notice to Accuride), shall have the right to undertake the defense, compromise or settlement of such Claim for the account of Accuride, subject to the right of Accuride to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

(c) The Party not handling the defense of a Claim referred to in Section 2.7(a) shall provide the Party handling such defense (the "Defending Party") with such information as may reasonably be requested by the Defending Party and shall cooperate with the Defending Party in defending such Claim. Any expense reasonably incurred by the Party not handling the defense in connection therewith shall be paid by the Indemnitor. An Indemnitee may, at its sole option and expense, participate through separate counsel of its own choosing in the defense of a Claim brought against it.

3.1 Arbitration: Any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement, or the breach, termination or validity thereof, shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by the mutual agreement of the Parties. The seat of arbitration will be New York, New York. The arbitration shall be the sole and exclusive forum for resolution of the dispute, controversy or claim. The abrital award shall be in writing, state the reasons for the award, and be final and binding on the Parties. The award may include an aware of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may entered by any court having jurisdiction thereof or having jurisdiction over the Parties or their assets. Notwithstanding Section 5.5 hereof, the arbitration and this clause shall be governed by the Federal Arbitration Act, 9 U.S.C. SS 1 et seq.

3.2 Selection of Arbitrator: The arbitration shall be conducted by one arbitrator. The Parties agree to seek to reach agreement on the identity of the sole arbitrator within 20 days of receipt of notice of said arbitration by the Party named as defendant. If the Parties are unable to reach agreement on the sole arbitrator, then the appointment of the sole arbitrator shall be made by the American Arbitration Association, which shall promptly notify the Parties of the appointment of the sole arbitrator.

3.3 (a) Remedies: Punitive damages - The Parties expressly waive and forego any right to punitive, exemplary or similar damages as a result of any controversy or claim arising out of, relating to or in connection with this Agreement, or the breach, termination or validity thereof.

3.3 (b) Claims by Ford: Without limiting in any way any other remedies that Accuride

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may be entitled to under this Agreement or under law, Accuride shall be entitled to recover from Lacks any costs or damages, including any outage penalties, charged by Ford to Accuride, including, but not limited to, transportation and hauling fees resulting from or arising out of any breach by Lacks of its obligations hereunder or of Lacks' Warranty.

                ARTICLE IV--TERM, OBLIGATIONS UPON TERMINATION

4.1 Term: The term of this Agreement shall commence as of the date hereof and shall continue until such time Ford no longer requires wheel assemblies.

4.2 Obligations Upon Termination: A termination of the obligation of Lacks to apply Cladding to Wheels and Accuride to ship Wheels to Lacks for the application of Cladding hereunder shall not terminate the rights and obligations of the Parties with respect to Wheels delivered by Accuride to Lacks and Cladded Wheels delivered by Lacks to Ford hereunder prior to such termination or the other rights and obligations of the Parties hereunder that are specified herein to survive such termination.

                            ARTICLE V--MISCELLANEOUS

5.1 Notices: All notices and other communications hereunder or in connection herewith shall be effective and deemed given to a Party when received by that Party by personal delivery, by facsimile transmission or by mail, including any courier service, at the address applicable under this Section 5.1. Unless and until subsequently changed by notice given in accordance with this Section 5.1, the addresses and facsimile numbers of the Parties shall be as follows:

     Lacks Industries, Inc.
     26600 Telegraph Road, Suite 400
     Southfield, MI 48034
     Attention:  Reed Miller
     Fax No.:  248-351-0759

     Accuride Corporation
     2315 Adams Lane
     Henderson, KY 42420
     U.S.A.
     Attention:  President
     Fax No.:  502-827-7601

5.2 Assignment: This Agreement or any part thereof may not be assigned, sublicensed, pledged, encumbered or otherwise disposed of by either Party, whether by operation of law, as part of a merger or sale of all or substantially all of the assets of a Party or otherwise, and any such attempted disposition shall be void and

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unenforceable, except that either Party may assign this Agreement with the prior written consent of the other Party, which consent shall not be unreasonably withheld. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective permitted assigns, and no person other than the Parties and their respective permitted assigns shall have any right, remedy or claim hereunder or in respect hereof.

5.3 Entire Agreement: This Agreement (together with the Schedules attached hereto and forming an integral part hereof) constitutes the entire agreement between the Parties with respect to the subject matter thereof. All prior agreements and understandings with respect to the subject matter hereof between the Parties are hereby superseded by this Agreement and are of no further force and effect.

5.4 Amendments and Waivers: This Agreement shall not be amended, changed or modified, whether by a purchase order, acknowledgment form or otherwise, except in a writing signed by both Parties through their authorized officers. No waiver shall be deemed to have been made by either Party of any of its rights under this Agreement unless the same shall be in a writing signed by such Party through its authorized officer. Any such waiver shall constitute a waiver only with respect to the specific matter described therein, and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. No delay on the part of either Party in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and, except as herein provided, are not exclusive of any other rights, remedies, powers and privileges provided by law.

5.5 Choice of Law: This Agreement shall be governed in all respects, including validity, interpretation and effect, by the law of the state of New York, without giving effect to the conflict of law rules thereof.

5.6 Miscellaneous: The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

5.7 Confidentiality: Each party will, during the term of this Agreement and for three years thereafter, maintain in confidence, and use solely for the purpose of the transactions contemplated in this Agreement, all non-public confidential or proprietary information (including proprietary intellectual property rights) of the other Party disclosed, either before or after the date of this Agreement, in connection with the transactions described herein, and each Party confirms that it has heretofore so maintained and used solely for such purpose all such information previously disclosed to it. Either Party may request at any time the return or destruction of any of its confidential or proprietary information that may have been disclosed to the other Party.

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Each Party will cause its employees, agents and consultants to comply with such obligations.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective duly authorized representatives as of the date first above written.




                                       LACKS INDUSTRIES, INC.


                                       By /s/ Tom Gavin
                                         -----------------------
                                          Name: Tom Gavin

                                          Date:

                                          Title: Executive Vice President



                                       ACCURIDE CORPORATION

                                       By /s/ William P. Greubel
                                         ------------------------------
                                          Name: William P. Greubel

                                          Date:

                                          Title: President











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                                     Schedule 6

                                Repair & Replacement



This is an unresolved issue which needs to be settled.










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